UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a)

of the Securities Exchange Act of 1934

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☐       Definitive Proxy Statement

☒       Definitive Additional Materials

☐       Soliciting Material Pursuant to §240.14a-12

HomeStreet, Inc.

(Name of Registrant as Specified In Its Charter)

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HomeStreet Comments on Preliminary Offer from Dwight Capital for a Subset of Company's Multi-family Mortgage Lending Business

SEATTLE – June 6, 2019 – HomeStreet, Inc. (Nasdaq: HMST) or (“HomeStreet”), the parent company of HomeStreet Bank (the “Bank”), today confirmed that its Board of Directors (“the Board”) has received Dwight Capital’s letter conveying a preliminary non-binding offer of $60 million for the Company’s Fannie Mae DUS Business, which is a subset of HomeStreet’s multi-family mortgage lending business.

Consistent with its fiduciary duties under applicable law, the Board of Directors and management, together with outside advisors, will carefully evaluate Dwight Capital’s preliminary offer, which is the first formal offer HomeStreet has received from Dwight Capital, publicly or privately. HomeStreet will act with expediency and respond to Dwight Capital in due course once the Board has completed its evaluation.

Keefe, Bruyette & Woods, Inc., a Stifel company, is serving as financial advisor to HomeStreet.

About HomeStreet, Inc.

HomeStreet, Inc. (Nasdaq: HMST) (the “Company”) is a diversified financial services company headquartered in Seattle, Washington, serving consumers and businesses in the Western United States and Hawaii through its various operating subsidiaries. The Company’s primary business following the completion of these transactions will be community banking, including: commercial real estate lending, commercial lending, residential construction lending, single family residential lending for portfolio, retail banking, private banking, investment, and insurance services. Its principal subsidiaries are HomeStreet Bank and HomeStreet Capital Corporation. Certain information about our business can be found on our investor relations web site, located at http://ir.homestreet.com.

Important Additional Information and Where to Find It

The Company has filed a definitive proxy statement on Schedule 14A and accompanying WHITE proxy card with the Securities and Exchange Commission (the “SEC”) in connection with the solicitation of proxies for its 2019 Annual Meeting of Shareholders. SHAREHOLDERS ARE STRONGLY ADVISED TO READ THE COMPANY’S DEFINITIVE PROXY STATEMENT (INCLUDING ANY AMENDMENTS OR SUPPLEMENTS THERETO) AND ANY OTHER DOCUMENTS FILED WITH THE SEC WHEN THEY BECOME AVAILABLE BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. Shareholders may obtain a free copy of the proxy statement and accompanying WHITE proxy card, any amendments or supplements to the proxy statement and other documents that the Company files with the SEC from the SEC’s website at www.sec.gov or the Company’s website at http://ir.homestreet.com as soon as reasonably practicable after such materials are electronically filed with, or furnished to, the SEC.

Forward-Looking Statements

This release, as well as other information provided from time to time by the Company or its employees, may contain forward-looking statements that involve risks and uncertainties that could cause actual results to differ materially from those anticipated in the forward-looking statements. Forward-looking statements give the Company's current beliefs, expectations and intentions regarding future events. You can identify forward-looking statements by the fact that they do not relate strictly to historical or current facts. These statements may include words such as “anticipate,” “believe,” “could,” “estimate,” “expect,” “intend,” “may,” “plan,” “potential,” “should,” “will” and “would” and similar expressions (including the negative of these terms). These forward-looking statements involve risks, uncertainties (some of which are beyond the Company's control) and assumptions. Although we believe that expectations reflected in the forward-looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. The Company intends these forward-looking statements to speak only at the time of this release and the Company does not undertake to update or revise these statements as more information becomes available, except as required under federal securities laws and the rules and regulations of the SEC. Please refer to the risk factors discussed in the Company’s Annual Report on Form 10-K and 10-K/A for the fiscal year ended December 31, 2018 and subsequent periodic and current reports filed with the SEC (each of which can be found at the SEC’s website www.sec.gov), as well as other factors described from time to time in the Company’s filings with the SEC. Any forward-looking statement made by the Company in this release speaks only as of the date on which it is made.

Contacts:

Investor Relations:

Gerhard Erdelji, 206-515-4039

gerhard.erdelji@homestreet.com

Or

Okapi Partners LLC

Bruce H. Goldfarb/Pat McHugh, (877)566-1922

info@okapipartners.com

Media Relations:

Sloane & Company

Dan Zacchei/Joe Germani, 212-486-9500

Dzacchei@sloanepr.com / Jgermani@sloanepr.com